UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9965 Federal Drive Colorado Springs, Colorado	80921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 25, 2009, the Spectranetics Corporation (the “Company”) entered into a consulting agreement (the “Agreement”) with Dr. Craig Walker, a member of the Company’s board of directors, pursuant to which Dr. Walker trains physicians in the use of the Company’s excimer laser and other non-laser technology related to the treatment of peripheral vascular disease. In addition, the agreement provides for project consulting and educational services, which include speaker honoraria and directing or moderating Master Summit laser training courses. These training and consulting fees are pre-established at the rate of $300 per hour, subject to maximums associated with each type of engagement, and are subject to pre-approval of authorized Spectranetics employees. The term of the Agreement is from March 9, 2009 to March 9, 2010. The Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Consulting Agreement between The Spectranetics Corporation and Craig M. Walker, MD, dated March 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS
CORPORATION

Date: March 31, 2009

By: /s/ Guy A. Childs
Guy A. Childs
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.

10.1	Consulting Agreement between The Spectranetics Corporation and Craig M. Walker, MD, dated March 25, 2009.